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                                                                    EXHIBIT 5.1

                      [CALFEE, HALTER & GRISWOLD LLP LOGO]

                   [CALFEE, HALTER & GRISWOLD LLP LETTERHEAD]

                               February 12, 2002

RPM, Inc.
2628 Pearl Road
P.O. Box 777
Medina, Ohio  44258


         We have acted as counsel for RPM, Inc. (the "Company") in the preparation of a Registration Statement on Form S-3 (the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), in connection with the shelf registration for possible offer and sale of the following securities (collectively, the "Securities") of the Company having an aggregate initial offering price of up to $300,000,000:

         (i)      debt securities of the Company (the "Debt Securities");

         (ii) common shares, without par value, of the Company (the "Common Shares");

         (iii) warrants to purchase Debt Securities or Common Shares (collectively, the "Warrants"); and

         (iv) purchase contracts obligating holders to purchase Common Shares from the Company (the "Stock Purchase Contracts").

         The Securities may be offered separately or as part of units with other Securities, in separate series, in amounts, at prices, and on terms to be set forth in the prospectus and one or more supplements to the prospectus (collectively, the "Prospectus") constituting a part of the Registration Statement, and in the Registration Statement.

         The Debt Securities are to be issued under an indenture generally in the form filed as Exhibit 4.7 to the Registration Statement (the "Indenture"), to be entered into by the Company and The Bank of New York, as trustee. The Warrants are to be issued under one or more warrant agreements (the "Warrant Agreements"), to be entered into by the Company and one or more warrant agents to be named by the Company. The Stock Purchase Contracts are to be issued under one or more purchase contract agreements (the "Purchase Contract Agreements") to be entered into by the Company and one or more purchase contract agents to be named by the Company.




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RPM, Inc.
February 12, 2002
Page 2


         Certain terms of the Securities to be issued by the Company from time to time will be approved by the Board of Directors of the Company or a committee thereof or certain authorized officers of the Company as part of the corporate action taken and to be taken (the "Corporate Proceedings") in connection with issuance of the Securities. We have examined or are otherwise familiar with the Amended Articles of Incorporation of the Company, the Amended Code of Regulations of the Company, the Registration Statement, such of the Corporate Proceedings as have occurred as of the date hereof, and such other documents, records and instruments as we have deemed necessary or appropriate for the purposes of this opinion.

         Based upon the foregoing, we are of the opinion that:

         (i) the Common Shares, when authorized and sold as contemplated in the Registration Statement and the underwriting agreement applicable thereto, will be validly issued by the Company and will be fully paid and non-assessable;

         (ii) the Debt Securities when authorized and sold as contemplated in the Registration Statement, the Indenture and the underwriting agreement applicable thereto will be validly issued by the Company and will constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general principles of equity;

         (iii) the Warrants, when authorized and sold as contemplated in the Registration Statement and the Warrant Agreement applicable thereto, will be validly issued by the Company; and

         (iv) the Stock Purchase Contracts when authorized and sold as contemplated in the Registration Statement and the Purchase Contract Agreement applicable thereto will be validly issued by the Company and will constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general principles of equity.

         The foregoing opinions assume that (i) the consideration designated in the applicable Corporate Proceedings for any Securities shall have been received by the Company in accordance with applicable law; (ii) the Indenture and any Warrant Agreement or Purchase Contract Agreement shall have been duly authorized, executed and delivered by all parties thereto other than the Company; (iii) the Registration Statement shall have become effective

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RPM, Inc.
February 12, 2002
Page 3

under the Securities Act; and (iv) the applicable Indenture shall have become duly qualified under the Trust Indenture Act of 1939, as amended.

         We are attorneys licensed to practice law in the State of Ohio. The opinions expressed herein are limited solely to the Federal Law of the United States of America and the laws of the State of Ohio. We express no opinion as to the effect or applicability of the laws of any other jurisdiction except to the extent hereinafter set forth. Further, we note that the Indenture under which the Debt Securities are to be issued is stated to be governed by the laws of the State of New York. To the extent that the laws of the State of New York govern the matters as to which the opinions expressed herein are rendered, you may rely upon our opinions as opinions with respect to the laws of the State of New York to the extent that such laws are construed and applied with the same effect as the substantive laws of the State of Ohio. We express no opinion as to whether the laws of the State of New York are the same as the laws of the State of Ohio.

                  We consent to the filing of this opinion with the Registration Statement and to the use of our name therein under the caption "Validity of Securities." Such consent, however, is not an admission that we are in the category of persons whose consent is required under Section 7 of the Act.

                                            Very truly yours,

                                            /s/ Calfee, Halter & Griswold LLP

                                            CALFEE, HALTER & GRISWOLD LLP